RESTRICTED STOCK AGREEMENT


     This Agreement is made effective as of September 17, 2002 (the "Effective Date") between Timothy D. Payne (the "Employee") and MPS Group, Inc., a Florida corporation (the "Company").

                          W I T N E S S E T H  T H A T:

     WHEREAS, the Company has awarded to Employee 100,000 shares (the "Shares") of the common stock ("Stock") of the Company effective as of September 17, 2002 (the "Effective Date") pursuant to the MPS Group, Inc. Amended and Restated 1995 Stock Option Plan (the "Plan") as an incentive to remain with the Company and to work to increase the value of the Stock; and

     WHEREAS, the Shares are subject to the terms and conditions hereinafter provided;

     NOW, THEREFORE, the Company and the Employee agree as follows:

1. AWARD. The Employee hereby is granted 100,000 Shares as of the Effective Date subject to all the terms and conditions of this Agreement. These Shares are granted pursuant to the provisions of the Plan and the terms and conditions of the Plan are incorporated herein by reference and made a part hereof. A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, Employee.

2.   STOCK   CERTIFICATE.   The  Employee  hereby   acknowledges  that  a  stock
     certificate for Restricted Shares (the "Certificate") is hereby awarded to the Employee hereunder, bearing the following legend:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and MPS Group, Inc., effective as of September 17, 2002. Copies of such Agreement are on file in the office of the Secretary, MPS Group, Inc., One Independent Drive, Jacksonville, Florida 32202."

     The Employee shall return the Certificate to the Company upon the forfeiture of any Shares pursuant to Section 4 below. Thereafter, the Company shall reissue a new Certificate for the number of Shares, if any, which were not forfeited. The new Certificate, if any, and the Shares represented thereby shall remain subject to this Agreement.


3.   VESTING OF SHARES. The Employee agrees the Shares shall vest as follows:

     (a) According to the schedule in the table set forth below:

                                                   Number of Shares Vested
           ----------------------------------------------------------------

           January 1, 2003                                       20,000
           January 1, 2004                                       20,000
           January 1, 2005                                       20,000
           January 1, 2006                                       20,000
           January 1, 2007                                       20,000


     (b) If, at any time after the execution of this Agreement, the Stock of the Company trades on the New York Stock Exchange at a price equal to or in excess of $15 per share over a ten (10) consecutive business day period, then any Shares remaining unvested under Section 3(a) above shall vest on the day thereafter.

     (c) Employee shall also become vested in any Shares remaining unvested under Section 3(a) upon the occurrence of: (i) a Change in Control of the Company, as such term is defined in Section 5 of this Agreement;
          (ii) termination of Employee's employment by the Company without Good Cause or by the Employee for Good Reason (as those terms are defined in the Employment Agreement between Employee and Company), or (iii) termination of Employee's employment due to death or disability. For purposes of this Agreement, "disability" shall have the meaning set forth in the Employee's long term disability plan or policy covering the Employee and shall not be considered to have occurred until after the waiting period as required by such plan or policy.

4.   FORFEITURE; TRANSFER.

     (a) If the Employee shall cease to be employed by the Company for any reason other than as referenced above in Section 3 (c)(ii) or (iii), at any time prior to the dates set forth in the table in Section 3 (a) above, then the Employee shall forfeit and return to the Company any Shares which remain unvested as of such date for no payment.

     (b)  No  Shares  received  by  the  Employee  shall  be  sold,   exchanged,
          transferred, pledged, hypothecated or otherwise disposed of unless vested pursuant to any provision of Section 3 above.


5. CHANGE IN CONTROL. For purposes of this Agreement, "Change in Control' shall mean:

     (a)  the  acquisition  by any  person or  persons  (as such term is used in
          Section 13(d) of the Securities Exchange Act of 1934) not a shareholder of Employer on September 17, 2002, of legal or beneficial ownership of 35% or more of either (A) the then outstanding shares of common stock of the Company, or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors;

     (b) individuals who, as of the date hereof, constitute the Board cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Board shall be considered as though such individual were a member of the Board as of the date hereof;

     (c) approval by the shareholders of the Company of a reorganization, merger, or consolidation, in each case unless the shareholders of the Company immediately before such reorganization, merger, or consolidation own, directly or indirectly, immediately following such reorganization, merger, or consolidation at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such reorganization, merger, or consolidation in substantially the same proportion as their ownership of the voting securities immediately before such reorganization, merger or consolidation; or

     (d) approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company, or (B) the sale or other disposition of more than 50% of the assets of the Company within a twelve month period.

5.   VOTING RIGHTS; DIVIDENDS; CAPITAL CHANGES.

     (a) Except as otherwise limited or provided in this Agreement, with respect to any Shares subject to the restrictions of this Agreement, the Employee shall be a shareholder of the Company and shall have all of the rights of a shareholder with respect to the Shares, including full power to vote all of the Shares from time to time. Dividends on such shares shall be paid to the Employee.


     (b) Any new, additional or different shares of capital stock or other securities issued with respect to any of the Shares described herein or in substitution or replacement thereof shall be subject to all of the terms and conditions of this Agreement and shall be delivered to the Employee (or the Employee's beneficiary) or revert to the Company under the same circumstances as the original Shares with respect to, or in substitution for which they were issued.

6. DELIVERY OF STOCK CERTIFICATE TO COMPANY. If Employee refuses to deliver to Company a properly endorsed stock certificate for any Shares forfeited, the Employee hereby authorizes and directs the Company to cancel on its books and records (including but not limited to its stock transfer book) the Employee's ownership of the Shares and to take whatever action the Company deems necessary or appropriate to have such Shares registered in the name of the Company without any further action, or direction, by the Employee.

7. COMPLIANCE WITH LAW AND REGULATIONS. The obligations of the Company hereunder are subject to all applicable Federal and state laws and to the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed and any other government or regulatory agency.

8. ATTORNEYS' FEES. The prevailing party in any litigation hereunder shall be entitled to attorneys' fees and costs of litigation.

9. NO RIGHTS TO EMPLOYMENT. Nothing in this Agreement shall confer upon the Employee any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate his employment at any time.

10. GOVERNING LAW. The terms of this Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, without regard to any issues of conflicts of laws.

11. ENTIRE AGREEMENT; MODIFICATION. The terms stated herein are the entire and sole terms of the agreement between Employee and Company related to the award of Shares hereunder, and the parties agree there are no representations, promises, terms or conditions, oral or otherwise, related thereto not explicitly stated herein. The parties agree this agreement may only be modified or amended in a writing signed by the parties.

     IN WITNESS WHEREOF, the Employee and Company have executed the Agreement effective as of the day and year first above written.

                                                     MPS GROUP, INC.


                                                     By:  /s/ MPS Group, Inc.
                                                     Its:

                                                     EMPLOYEE

                                                     /s/ Timothy D. Payne
                                                     --------------------------
                                                     Timothy D. Payne